Exhibit 99.1

Contacts:

Foundry Networks	Foundry Networks	Financial Dynamics
Chief Financial Officer	Treasurer	Investor Relations
Tim Heffner	Michael Iburg	Jason Golz
408.586.1700	408.586.1894	415.439.4532
theffner@foundrynet.com	miburg@foundrynet.com	jgolz@fd-us.com
FOUNDRY NETWORKS REPORTS RECORD FOURTH QUARTER
2005 FINANCIAL RESULTS
~ Company Achieves Record Quarterly Revenue of $116.1 Million ~
     San Jose, CA — January 26, 2006 — Foundry Networks™, Inc. (Nasdaq: FDRY), today reported financial results for its fourth quarter and full year ended December 31, 2005.
     The Company’s revenue for the fourth quarter of 2005 was a record $116.1 million, up from $106.6 million in the third quarter of 2005, and $104.8 million in the fourth quarter of 2004. Net income was $20.6 million or $0.14 per diluted share, compared to net income of $16.0 million, or $0.11 per diluted share in the third quarter of 2005, and net income of $16.7 million, or $0.12 per diluted share in the fourth quarter of 2004.
     Revenue for the full year ended December 31, 2005 was $403.9 million, compared to $409.1 million for 2004. Net income for 2005 was $56.0 million or $0.39 per diluted share, compared to net income of $48.0 million, or $0.34 per diluted share for 2004. Foundry’s cash position at the end of 2005 was $746.4 million, compared to $617.4 million at the end of 2004, an increase of $129.0 million, most of which was generated from operating cash flow.

     Demand for Foundry’s newer products, such as the BigIron RX and FastIron Super-X family of Layer 2/3 switches made significant contributions to revenue in the fourth quarter. The BigIron RX, which began shipping in the third quarter, experienced particularly strong demand with chassis sales volume tripling compared to the third quarter. The introduction of these new products, in combination with the IMR and XMR MPLS routers, have created a more diverse product offering, which the Company anticipates will enable continued growth.
     Growth was evident in all of the major sectors and regions. Foundry’s U.S. enterprise and Asian markets delivered robust growth in the fourth quarter with Japan representing approximately 12% of revenue. The Company’s business activity within the U.S. Federal Government vertical market remained stable with revenue increasing modestly on a sequential basis, and represented approximately 21% of Foundry’s total revenue in the fourth quarter.
     “We are delighted to conclude 2005 having set a new record for quarterly revenue,” said Bobby Johnson, President and CEO of Foundry Networks. “During this past year, Foundry achieved other important milestones, including a record number of new product introductions, a record number of 10 Gigabit Ethernet and Power-over-Ethernet (PoE) ports shipped, and a significant increase in the number of new customers. Having refreshed our product portfolio and expanded our sales footprint, our focus going forward will be to continue to execute on our core objectives of profitable growth, product leadership, high-touch customer service and intelligent investment designed to create future opportunities. We believe the pursuit of these objectives will enable us to extend our competitive position and deliver long-term value to shareholders.
     “I want to personally thank our employees for their contributions in 2005 and our customers for their continued support,” concluded Mr. Johnson.
Conference Call
Foundry Networks will host a conference call today to further discuss these results at 2:00 p.m. Pacific Time. The call can be accessed via a webcast at www.foundrynetworks.com. A Web replay will also be available for approximately 90 days at this same Web address.

About Foundry Networks
     Foundry Networks, Inc. (Nasdaq: FDRY) is a leading provider of high-performance enterprise and service provider switching, routing, security and Web traffic management solutions including Layer 2/3 LAN switches, Layer 3 Backbone switches, Layer 4-7 application switches, wireless LAN and access points, access routers and Metro routers. Foundry’s 9,300 customers include the world’s premier ISPs, Metro service providers, and enterprises including e-commerce sites, universities, entertainment, health and wellness, government, financial, and manufacturing companies. For more information about the company and its products, call 1.888.TURBOLAN or visit www.foundrynetworks.com.
Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, and is subject to the safe harbor created by that section. These forward-looking statements include, without limitation, the statement that our new products will enable continued growth. Other forward-looking statements include statements by Mr. Johnson regarding the creation of future opportunities, the extension of the Company’s competitive position and delivery of long-term value to shareholders. The forward-looking statements in this press release are subject to a number of risks and uncertainties which could cause actual results to differ materially, including, without limitation, the difficulty of predicting quarterly financial results, our dependence on large purchases of products from certain customers/resellers, the staging and amounts of U.S. government contract awards, risks associated with international sales, results of ongoing litigation, the strength of the overall economy and the high-technology market in particular, competition, product development efforts, acceptance of Foundry’s current and future products, and other factors listed in Foundry’s most recent reports on Form 10-K, 10-Q, and 8-K. Actual results could differ materially from those projected in our forward-looking statements. Investors should review the risk factors described in more detail in our most recent Annual Report on Form 10-K, 10-Q and other SEC reports available free of charge from Foundry at www.foundrynetworks.com or from the SEC at www.sec.gov. Foundry assumes no obligation to update the forward-looking statements contained in this press release.

FOUNDRY NETWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2005	2004	2005	2004
	(unaudited)		(unaudited)
Net revenues:
Product	$99,249	$88,780	$338,784	$349,019
Service	16,818	15,970	65,072	60,085

Total net revenues	116,067	104,750	403,856	409,104

Cost of revenues:
Product	42,578	33,559	143,473	129,189
Service	2,347	3,757	11,721	14,234

Total cost of revenues	44,925	37,316	155,194	143,423

Gross profit	71,142	67,434	248,662	265,681

Operating expenses:
Research and development	12,235	12,204	51,289	43,905
Sales and marketing	25,169	27,124	103,876	98,614
General and administrative	7,038	7,707	27,071	29,604
Litigation settlement	—	—	—	30,193

Total operating expenses	44,442	47,035	182,236	202,316

Income from operations	26,700	20,399	66,426	63,365

Interest and other income, net	5,703	3,773	18,124	9,868

Income before provision for income taxes	32,403	24,172	84,550	73,233

Provision for income taxes	11,833	7,476	28,537	25,266

Net income	$20,570	$16,696	$56,013	$47,967

Basic net income per share	$0.15	$0.12	$0.40	$0.35

Weighted average shares used in computing basic net income per share	140,557	136,824	139,176	135,445

Diluted net income per share	$0.14	$0.12	$0.39	$0.34

Weighted average shares used in computing diluted net income per share	146,369	142,752	143,323	143,118

FOUNDRY NETWORKS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31,
	2005	2004
	(unaudited)
ASSETS
Assets:
Cash and investments (1)	$746,367	$617,441
Accounts receivable, net	78,351	91,502
Inventories	32,309	38,743
Prepaid expenses and other current assets	7,824	6,865
Deferred tax assets	39,619	42,278
Property and equipment, net	10,986	8,852
Other long-term assets	6,468	5,511

	$921,924	$811,192

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$22,307	$18,238
Accrued payroll and related expenses	23,410	21,682
Other accrued expenses	9,545	8,700
Income taxes payable	10,161	—
Deferred support revenue	38,653	38,621

Total current liabilities	104,076	87,241

Deferred support revenue	21,828	17,613

Stockholders’ equity	796,020	706,338

	$921,924	$811,192

(1)	Includes $174.0 million of long-term marketable securities at December 31, 2005 and 2004.

FOUNDRY NETWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Year Ended December 31,
	2005	2004
	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$56,013	$47,967
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	9,124	7,439
Inventory provisions	15,116	13,485
Deferred tax assets	2,659	(8,970)
Tax benefit from stock option exercises	4,529	29,218
Changes in operating assets and liabilities:
Accounts receivable	13,151	(14,425)
Inventories	(8,682)	(24,211)
Prepaid expenses and other assets	(3,274)	(6,184)
Accounts payable	4,069	8,158
Accrued payroll and related expenses	1,728	5,032
Other accrued expenses	11,006	2,896
Deferred support revenue	4,247	21,119

Net cash provided by operating activities	109,686	81,524

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of short and long-term investments	(389,372)	(599,027)
Maturities of short-term investments	439,683	437,826
Purchases of property and equipment, net	(9,900)	(8,425)

Net cash provided by (used in) investing activities	40,411	(169,626)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of note receivable	—	480
Issuances of common stock under employee stock plans	28,645	38,676

Net cash provided by financing activities	28,645	39,156

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	178,742	(48,946)
Effect of exchange rate changes on cash	495	(498)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	112,274	161,718

CASH AND CASH EQUIVALENTS, END OF PERIOD	$291,511	$112,274

SUPPLEMENTAL CASH FLOW INFORMATION;
Cash paid for income taxes, net of refunds received	$(10,813)	$(5,321)